Exhibit 10.1

Execution Version

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of January 18, 2018, is entered into between Quality I/N Signs and Outdoor Advertising, LLC, an Alabama limited liability company (“Seller”) and Standard Outdoor Southeast I LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the rights and obligations of Seller to the Purchased Assets and the Assumed Liabilities (as defined herein), and which together compose the “Business,” subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01         Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in the assets set forth on Section 1.01 of the disclosure schedules (“Disclosure Schedules”) attached hereto (the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”) except for the Permitted Encumbrances (as defined below).

Section 1.02         Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include those assets of the Seller set forth on Section 1.02 of the Disclosure Schedules (the “Excluded Assets”).

Section 1.03         Assumption of Liabilities. Subject to the terms and conditions set forth herein, Buyer shall assume and agree to pay, perform and discharge the liabilities and obligations arising after the Closing (as defined herein) under the Purchased Assets, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by Seller on or prior to the Closing (collectively, the “Assumed Liabilities”). Other than the Assumed Liabilities, Buyer shall not assume any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

Section 1.04         Purchase Price. The aggregate purchase price for the Purchased Assets shall be Ten Million Five Hundred Thousand Dollars ($10,500,000) (the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Buyer shall pay the Purchase Price to Seller at the Closing (as defined herein), as follows:

(a)            Four Million Dollars ($4,000,000) (the “Cash Payment”), plus or minus, as applicable, the prorated amount that Seller prepaid leases exceeds prepaid revenue in the amounts set forth on Section 1.04(a)(i) of the Disclosure Schedules, shall be payable in cash, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.04(a)(ii) of the Disclosure Schedules.

(b)           Six Million Five Hundred Thousand Dollars ($6,500,000) shall be payable in the form of a promissory note (the “Note”) issued by the Buyer in the name of Seller in the form set forth as Exhibit A hereto.

Section 1.05         Allocation of Purchase Price. Seller and Buyer agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with Section 1.05 of the Disclosure Schedules. Buyer and Seller shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

ARTICLE II
CLOSING

Section 2.01         Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on an electronic basis on a date to be specified by the parties which shall be no later than two Business Days after satisfaction (or waiver as provided herein) of the conditions set forth in Article VI (other than those conditions that by their nature will be satisfied at the Closing), unless another time, date and/or place is agreed to in writing by the parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. on the Closing Date. For purposes of this Agreement, “Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by law to close.

Section 2.02         Closing Deliverables.

(a)            At the Closing, Seller shall deliver to Buyer the following:

(i)            an assignment and assumption agreement and bill of sale in the form of Exhibit B hereto (the “Assignment and Assumption Agreement and Bill of Sale”) and duly executed by Seller, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(ii)           an Assignment and Assumption of Leases in the form of Exhibit C hereto (the “Assignment and Assumption of Leases”) and duly executed by Seller;

(iii)          copies of all consents, approvals, waivers and authorizations referred to in Section 3.02 of the Disclosure Schedules;

(iv)          a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code duly executed by Seller;

(v)           a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder;

(vi)          such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement; and

(vii)         payoff letters, in form and substance reasonably satisfactory to Buyer, evidencing the discharge or payment in full of any indebtedness of Seller outstanding as of the Closing Date, in each case duly executed by each holder of such indebtedness as reflected in such payoff letters, which payoff letters shall also provide for the termination and release of any Encumbrances related to such indebtedness.

(b)           At the Closing, Buyer shall deliver to Seller the following:

(i)            the Cash Payment;

(ii)           the Note;

(iii)          the Assignment and Assumption Agreement and Bill of Sale duly executed by Buyer;

(iv)          the Assignment and Assumption of Leases duly executed by Buyer; and

(v)           a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to (A) the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the documents to be delivered hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller, after due inquiry.

Section 3.01         Organization and Authority of Seller; Enforceability. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Alabama. Seller has full limited liability company power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

Section 3.02         No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, by-laws or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03         Title to Purchased Assets; Easements. Seller owns and has good title to the Purchased Assets, free and clear of Encumbrances, except for those Encumbrances those set forth on Section 3.03 of the Disclosure Schedules (the “Permitted Encumbrances”). The easements listed on Schedule 5.13 hereto include all easements relating to the Billboards.

Section 3.04         Assets; Condition of Assets. The Purchased Assets include, among other things, (i) the billboards set forth on Section 3.04 of the Disclosure Schedules (the “Billboards”); (ii) all ground leases for the real property upon which the Billboards are erected; (iii) all required permits and approvals relating to the construction and operation of the Billboards; and (iv) all equipment and personal property affixed or appurtenant to the Billboards; (v) all easements or rights of way relating to access to, visibility of or otherwise connected with the Billboards; (vi) all maintenance and advertising contracts relating to the Billboards (to the extent desired and assumed by Buyer); (vii) parts, supplies, accounts receivable, prepaid advertising, and all other assets used or useful in the operation of the Billboards, except cash and marketable securities; and (viii) any and all other rights or privileges connected with, arising from or necessary for the continued operation of the Billboards. The tangible Purchased Assets are in good condition and are adequate for the uses to which they are being put, and none of such Purchased Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.05         Assigned Contracts. Section 3.05 of the Disclosure Schedules includes each contract included in the Purchased Assets and being assigned to and assumed by Buyer (the “Assigned Contracts”). Each Assigned Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assigned Contract have been made available to Buyer. There are no disputes pending or threatened under any Assigned Contract.

Section 3.06         Permits. Section 3.06 of the Disclosure Schedules lists all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities included in the Purchased Assets (the “Transferred Permits”). The Transferred Permits are valid and in full force and effect. All fees and charges with respect to such Transferred Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.

Section 3.07         Non-foreign Status. Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.08         Compliance With Laws. Seller has complied, and is now complying, with all applicable federal, state and local laws and regulations applicable to ownership and use of the Purchased Assets.

Section 3.09         Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.10         Brokers. Except for Williamson & Associates, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.11         Financial Statements. Set forth in Section 3.11 of the Disclosure Schedules are the unaudited income statements of the Business for the years ended December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017 (collectively, the Financial Statements, the “Financial Statements”). The Financial Statements have been prepared based on the books and records of the Business, and fairly present in all material respects the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business, for the periods indicated, subject to (i) the absence of footnote disclosures and other presentation items and (ii) changes resulting from normal year-end adjustments.

Section 3.12         Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Buyer, after due inquiry.

Section 4.01         Organization and Authority of Buyer; Enforceability. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02         No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03         Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V
COVENANTS

Section 5.01         Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except with the prior written consent of Buyer, Seller shall:

(a)           (i) maintain its limited liability company existence and (ii) carry on the Business in the usual, regular and ordinary course in a manner consistent with past practice and in accordance with the provisions of this Agreement;

(b)           maintain the Billboards and other assets, properties and rights included in the Purchased Assets in the same state of repair, order and conditions as they are on the date hereof, reasonable wear and tear excepted; and

(c)           (i) confer with Buyer prior to implementing operational decisions of a material nature, (ii) report on a regular basis concerning the status of its business of operating the Billboards (the “Business”), and (iii) promptly notify Buyer of any event or occurrence not in the ordinary course of the Business.

Section 5.02         Negative Covenants. Except as expressly provided in this Agreement, Seller shall not do any of the following, in each case with respect to the Business, without the prior written consent of Buyer:

(a)            adopt or propose any amendment to the charter documents of Seller that could be expected to delay the consummation of the transactions contemplated by this Agreement;

(b)           sell, lease, transfer or assign any of the Purchased Assets;

(c)            assume, incur or guarantee any indebtedness or modify the terms of any existing indebtedness;

(d)           mortgage, pledge or subject to liens any assets, properties or rights related to the Business;

(e)           amend, modify, cancel or waive any rights under any of the Assigned Contracts;

(f)            take any action or engage in any transaction that is material to, or outside the ordinary course of, the Business;

(g)           be party to any merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving the  Business; or

(h)           agree, whether in writing or otherwise, to do any of the foregoing.

Section 5.03         Access to Information; Investigation. Seller shall afford to Buyer’s officers, directors, employees, accountants, counsel, consultants, advisors and agents (“Representatives”) free and full access to and the right to inspect, during normal business hours, all of the Purchased Assets, and shall permit them to consult with the officers, employees, accountants, counsel and agents of Seller for the purpose of making such investigation of the Purchased Assets or Business as Buyer shall desire to make. Seller shall furnish to Buyer all such documents and copies of documents and records and information with respect to the Purchased Assets or Business and copies of any working papers relating thereto as Buyer may reasonably request.

Section 5.04         Release of Liens. Prior to the Closing Date, Seller shall cause to be released all Encumbrances, except for the Permitted Encumbrances set forth in Section 3.03 of the Disclosure Schedules, in and upon any of the Purchased Assets.

Section 5.05         Notification of Certain Matters. Seller shall give prompt notice to Buyer of (a) any fact, event or circumstance known to it that individually or taken together with all other facts, events and circumstances known to it, has had or could have, individually or in the aggregate, a material adverse effect on the Purchased Assets or the condition (financial or otherwise), operations, prospects or results of operations of the Business, or would cause or constitute a breach of any of its representations, warranties, covenants or agreements contained herein, (b) the failure of any condition precedent to Buyer’s obligations hereunder, (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the consummation of the transactions contemplated by this Agreement, or (d) any notice or other communication from any governmental authority in connection with the consummation of the transactions contemplated by this Agreement.

Section 5.06         Assistance with Buyer Financial Statements. Following the date hereof, if requested by Buyer, Seller shall provide reasonable assistance to Buyer in providing information regarding Seller and the Business that Buyer requires in order to prepare financial statements of Buyer required for filing by Buyer with the Securities and Exchange Commission in connection with Buyer’s obligations as a company registered pursuant to the Securities Exchange Act of 1934, as amended.

Section 5.07         Intentionally Omitted.

Section 5.08         Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.09         Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 5.10         Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder, which shall include, but not be limited to, the reasonable cooperation of each of the parties to complete the transfer of all utility accounts, permit filings and any other account transfers.

Section 5.11         Post-Closing Covenant Regarding Termination of Leases. If, during the five (5) years following the Closing Date, the landlord or sublandlord under the lease or sublease for any Billboard included in the Purchased Assets terminates such lease prior to the end of the specified term or applicable renewal period of such lease, then Seller shall have the right, at its own expense, to contest the termination of such lease by the landlord or sublandlord in the appropriate court. If either: (i) Seller does not contest the termination; or (ii) the litigation regarding the termination, including any and all available appeals, results in the termination of such lease being upheld, then Seller shall compensate Buyer for such termination as follows:

(a)           Seller may offer to Buyer, as substitution for any Billboard as to which the lease has been terminated (the “Terminated Billboard”), another Billboard (the “Offered Billboard”), which offer Buyer may accept or reject in its sole discretion. Should Buyer accept the Offered Billboard, such acceptance shall constitute Buyer’s sole relief with respect to the Terminated Billboard.

(b)           If (i) Seller does not provide a substitute Billboard under Section 5.11(a), or (ii) if Buyer does not accept the Offered Billboard under clause (a), then Seller shall pay to Buyer, with such payment to made by set-off against the next installment then due from Buyer under the Note, an amount equal to the amount set forth with respect to the Terminated Billboard on Schedule 5.11(b) hereto; provided, that, the “value of location” amounts for each Terminated Billboard shall be reduced on a dollar for dollar basis by the gross advertising revenue actually received by Buyer for such Terminated Billboard following the Closing Date.

Notwithstanding the foregoing, the Seller and Buyer agree that if, during the five (5) years following the Closing Date, the termination of any lease by the landlord or sublandlord prior to the end of the specified term or applicable renewal period of such lease results from the conduct of the Buyer with respect to such lease or the related Billboard following the Closing Date, which conduct is materially different from Seller’s conduct with respect to such lease or related Billboard prior to the Closing Date, Seller’s obligations under this Section 5.11 shall not be triggered.

Section 5.12         Non-Interference.  For five (5) years following the Closing Date:

(a)           Seller shall not, and shall cause its affiliates not to, directly or indirectly, in any capacity, (i) solicit, engage in business with, or entice, or attempt to solicit or entice, any landlord of any billboard lease acquired by Buyer from Seller or (ii) solicit, entice, influence, or attempt to solicit, entice or influence, any such landlord to divert business away from Buyer or its affiliates or otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between Buyer or its affiliates and any such landlord; and

(b)           Buyer and Seller agree that the parties may not have an adequate remedy at law and may be irreparably harmed in the event that any of the provisions of this Section 5.12 were not specifically performed. Accordingly, the non-breaching party may be entitled to injunctive relief to prevent breaches of this Section 5.12 and to specifically enforce the terms and provisions hereof, in addition to any other remedy to which it may be entitled, at law or in equity, including money damages in an amount not to exceed the amount paid by Buyer to Seller under the terms of this Agreement, without the posting of any bond.

Section 5.13         Right of First Refusal. During the period beginning on the Closing Date and ending on the tenth (10th) anniversary thereof (the “ROFR Period”), neither Seller nor any of its affiliates shall, directly or indirectly, enter into an agreement or consummate any transaction relating to the easements listed on Schedule 5.13 hereto with any person or entity other than Buyer or an affiliate thereof (a “Third-party Transaction”) except in compliance with the terms and conditions of this Section 5.13.

(a)            If, at any time during the ROFR Period, Seller receives a bona fide offer for a Third-party Transaction that Seller desires to accept (each, a “Third-party Offer”), Seller shall, within five (5) days following receipt of the Third-party Offer, notify Buyer in writing (the “Offer Notice”) of the material financial and other terms and conditions of such Third-party Offer (the “Material Terms”) and the identity of all proposed parties to such Third-party Transaction. Each Offer Notice constitutes an offer made by Seller to enter into an agreement with Buyer on the same Material Terms of such Third-party Offer (the “ROFR Offer”).

(b)           At any time prior to the expiration of the thirty (30) day period following Buyer’s receipt of the Offer Notice (the “Exercise Period”), Buyer may accept the ROFR Offer by delivery to Seller of a written notice of acceptance containing the Material Terms and any standard and customary conditions applicable to a transaction of this nature, executed by Buyer; provided, however, that Buyer shall not be required to accept any non-financial terms or conditions contained in any Material Terms that cannot be fulfilled by Buyer as readily as by any other person or entity (e.g., an agreement conditioned upon the services of a particular individual).

(c)            If, by the expiration of the Exercise Period, Buyer has not accepted the ROFR Offer, and provided that Seller has complied with all of the provisions of this Section 5.13, at any time during the sixty (60) day period following the expiration of the Exercise Period, Seller may consummate the Third-party Transaction with the counterparty identified in the applicable Offer Notice, on Material Terms that are the same or more favorable to Seller as the Material Terms set forth in the Offer Notice. If such Third-party Transaction is not consummated within such sixty (60) day period, the terms and conditions of this Section 5.13 will again apply and Seller shall not enter into any Third-party Transaction during the ROFR Period without affording Buyer the right of first refusal on the terms and conditions of this Section 5.13.

(d)           For the avoidance of doubt, the terms and conditions of this Section 5.13 apply to each Third-party Offer received by Seller, only with respect to the easements listed on Schedule 5.13, during the ROFR Period.

Section 5.14         Development Agreement. During the period beginning on the Closing Date and ending on the tenth (10th) anniversary thereof, Seller, either directly or through Mitchell Hembree, as an affiliate of Seller (either, for purposes of this Section 5.14, the “Developer”), may from time to time procure, permit and construct new sites for billboards (a “New Site”) in the market area in which the Business operated as of Closing. Prior to offering a New Site to an unrelated potential third party purchaser, Seller or Mr. Hembree shall present to Buyer or an affiliate thereof (either, for purposes of this Section 5.14, the “Acquiror”) the opportunity to acquire any such New Site, and Acquiror shall have the right, but not the obligation, to acquire such New Site for a purchase price to be agreed by Developer and Acquiror.

ARTICLE VI
CONDITIONS TO CLOSING

Section 6.01       Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement which makes the consummation of such transactions illegal.

Section 6.02         Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer in its sole discretion) of the following further conditions:

(a)            The representations and warranties of Seller set forth in this Agreement shall have been true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(b)           Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller at or prior to the Closing.

(c)            Buyer shall have received a certificate dated the Closing Date signed on behalf of Seller by an authorized officer thereof to the effect that the conditions set forth in Sections 6.02(a) and 6.02(b) have been satisfied (the “Seller Closing Certificate”).

(d)           There shall have been no material adverse change in the Purchased Assets or the condition (financial or otherwise), operations, prospects or results of operations of the Business.

(e)            No action or order shall be pending or threatened before any court or other governmental authority or before any other person or entity wherein an unfavorable order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) affect adversely the right of Buyer to own the Purchased Assets or (iii) restrain or prohibit Buyer’s ownership or operation of all or any material portion of the Business or Purchased Assets. No such action or order shall be in effect.

(f)            Any consents of third parties required in order for Buyer to consummate the transactions contemplated by this Agreement shall have been received.

(g)           No law shall have been enacted or shall be deemed applicable to the transactions contemplated by this Agreement which has any of the effects set forth in
Section 6.02(e).

(h)           Seller shall have delivered to Buyer all agreements and other documents required to be delivered by Seller to Buyer pursuant to Section 3.02(a) of this Agreement.

(i)             Buyer shall have received evidence in form and substance satisfactory to Buyer that all liens with respect to the Purchased Assets have been released.

Section 6.03         Conditions to Obligation of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Seller in its sole discretion) of the following further conditions:

(a)            The representations and warranties of Buyer set forth in this Agreement shall have been true and correct in all material respects at and as of the date hereof and shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, except to the extent that such representations and warranties refer specifically to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(b)           Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.

(c)            Seller shall have received a certificate dated the Closing Date signed on behalf of Buyer by an authorized to the effect that the conditions set forth in Section 6.03(a) and 6.03(b) have been satisfied (the “Buyer Closing Certificate”).

(d)           No Action shall be pending or threatened before any court or other governmental authority or other person wherein an unfavorable order would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation. No such order shall be in effect.

(e)            Buyer shall have delivered to Seller all agreements and other documents required to be delivered by Buyer to Seller pursuant to Section 3.02(b) of this Agreement.

ARTICLE VII
TERMINATION

Section 7.01         Termination.

(a)            This Agreement may be terminated at any time prior to the Closing:

(i)            by mutual written consent of Buyer and Seller;

(ii)           by Buyer or Seller if the Closing does not occur on or before January 31, 2018; provided that the right to terminate this Agreement under this clause (ii) shall not be available to any party whose breach of a representation, warranty, covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

(iii)          by Buyer if:

(A)          any condition to the obligations of Buyer hereunder becomes incapable of fulfillment other than as a result of a breach by Buyer of any covenant or agreement contained in this Agreement, and such condition is not waived by Buyer; or

(B)           there has been a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement or the Seller Disclosure Schedule, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Sections 6.02(a) or 6.02(b) would not be satisfied; or

(iv)          by Seller if:

(A)          any condition to the obligations of Seller hereunder becomes incapable of fulfillment other than as a result of a breach by Seller of any covenant or agreement contained in this Agreement, and such condition is not waived by Seller; or

(B)           there has been a breach by Buyer of any representation, warranty, covenant or agreement contained in this Agreement or the Buyer Disclosure Schedule, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Sections 6.03(a) or 6.03(b) would not be satisfied.

(b)           The party desiring to terminate this Agreement pursuant to clause (ii), (iii) or (iv) shall give written notice of such termination to the other party hereto.

Section 7.02         Effect of Termination. In the event of termination of this Agreement as provided in Section 7.01, this Agreement shall immediately become null and void and there shall be no Liability or obligation on the part of Seller or Buyer or their respective officers, directors, stockholders or affiliates.

ARTICLE VIII
INDEMNIFICATION

Section 8.01         Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing for a period of twenty-four (24) months.

Section 8.02         Indemnification By Seller. Subject to the other terms and conditions of this Article VI, Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements (collectively, “Losses”), arising from or relating to:

(a)            any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder;

(c)            any Excluded Asset or Excluded Liability.

Section 8.03         Indemnification By Buyer. Subject to the other terms and conditions of this Article VI, Buyer shall defend, indemnify and hold harmless Seller, its affiliates and their respective stockholders, directors, officers and employees from and against all Losses arising from or relating to:

(a)           any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder;

(b)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder; or

(c)            any Assumed Liability, but only with respect to such Losses arising after the Closing.

Section 8.04         Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 8.05         Right of Set-Off. Buyer shall have the right to set off any Losses incurred prior to the payment of the first installment under the Note against such first installment.

Section 8.06         Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 8.07         Effect of Investigation. Buyer’s right to indemnification or other remedy based on the representations, warranties, covenants and agreements of Seller contained herein will not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 8.08         Cumulative Remedies. The rights and remedies provided in this Article VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE IX
MISCELLANEOUS

Section 9.01         Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 9.02         Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller:           Quality I/N Signs and Outdoor Advertising, LLC
225 County Road 1291
Cullman, AL 35058
Facsimile:
E-mail:
Attention:

with a copy to:     Webb, Klase & Lemond, LLC
1900 The Exchange, SE
Suite 480
Atlanta, Georgia 30339
Facsimile: (770) 217-9950
E-mail: flemond@webbllc.com
Attention:  G. Franklin Lemond, Jr., Esq.

If to Buyer:           Standard Outdoor Southeast I LLC
1521 Concord Pike, Suite 301
Wilmington, DE 19803
Facsimile: (302) 504-4780
E-mail: ianestus@spdopps.com
Attention: Ian Estus

with a copy to:     Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Facsimile: (215) 963-5001
E-mail: justin.chairman@morganlewis.com
Attention: Justin W. Chairman, Esq.

Section 9.03         Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.04         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 9.05         Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 9.06         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.07         No Third-party Beneficiaries. Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.08         Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 9.09         Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Alabama without giving effect to any choice or conflict of law provision or rule (whether of the State of Alabama or any other jurisdiction).

Section 9.11         Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware or State of Alabama in each case located in the city of Wilmington and county of New Castle County, or city of Cullman and county of Cullman County, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 9.12         Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 9.13         Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.14         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

QUALITY I/N SIGNS AND OUTDOOR ADVERTISING, LLC

By:	/s/ Mitchell Hembree
Name:	Mitchell Hembree
Title:	Owner

STANDARD OUTDOOR SOUTHEAST I LLC

By:	/s/ Ian W. Estus
Name:	Ian W. Estus
Title:	President

[Signature Page to Asset Purchase Agreement]

Exhibit A

Promissory Note

2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY COMPARABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN EXEMPTION UNDER THE ACT.

PROMISSORY NOTE AND SECURITY AGREEMENT

$6,500,000.00	January 18, 2018

FOR VALUE RECEIVED, STANDARD OUTDOOR SOUTHEAST I LLC, a Delaware limited liability company (“Maker”), hereby unconditionally promises to pay to the order of QUALITY I/N SIGNS AND OUTDOOR ADVERTISING, LLC., an Alabama limited liability company (herein called, together with its successors and assigns, “Holder”), in lawful money of the United States and in immediately available funds, the principal sum of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00), together with all accrued and unpaid interest thereon, in the amounts, at the times, in the manner and subject to the terms and conditions set forth in this Promissory Note and Security Agreement (this “Note”).

1.             Payment Terms and Conditions.

(a)           Commencing on the date hereof, interest on the outstanding principal amount evidenced by this Note shall accrue at a per annum rate of five percent (5.00%) (the “Pre-Default Rate”). Payments of accrued Interest shall be made quarterly in arrears, on January 2, April 1, July 1, and October 1, with the first payment to be made on April 1, 2018. Interest shall be computed hereunder based on a 360-day year consisting of twelve months of 30 days each.

(b)           Borrower shall make principal payments as follows:

Date	Principal Payment Amount
January 2, 2020	$1,000,000
January 2, 2021	$1,000,000
January 2, 2022	$1,000,000

(c)           On January 2, 2023 (the “Maturity Date”), a payment equal to the entire unpaid principal balance hereof, together with any and all accrued interest thereon and any other amounts due hereunder shall be immediately payable. If Maker fails to pay any payment on the date when due, including the balloon payment on the Maturity Date, interest shall accrue on the outstanding principal balance hereof equal to the lesser of (i) the Pre-Default Rate plus three percent (3%) per annum, or (ii) the maximum amount allowable under applicable law (the “Default Rate”).

(d)          Payments shall be made payable to Holder by, at the option of Maker, check, wire transfer or ACH deposit and sent to such business account, address, or other place as Holder may determine in its sole discretion. All payments required to be made hereunder shall be made on the date when due in immediately available United States funds without notice, demand, right of offset, counterclaim, abatement, postponement, diminution or deduction, and in the event that any payments submitted hereunder are in funds not available until collected, said payments shall continue to bear interest until collected.

1

(e)           Maker may prepay the principal balance of this Note, in whole or in part, at any time without charge. Each such prepayment shall be applied in the direct order of maturity.

(f)            If any day on which a principal or interest payment is due is not a Business Day, such payment shall be due and payable on the immediately succeeding Business Day. “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks in New York, New York are authorized or required by law to be closed.

2.             Loan Documents. Simultaneously with Maker’s execution of this Note, Maker shall execute and deliver to Holder (a) a certificate executed by Maker’s secretary or other officer whereby such party affirms that attached to such certificate is (i) an accurate copy of the resolutions authorizing the borrowing of monies, the granting of liens and all other matters set forth in or contemplated by this Note and the other documents evidencing, securing or otherwise related to this Note (collectively, the “Loan Documents”), (ii) a copy of the organizational documents of Maker in effect on the date hereof, (iii) an incumbency and signature certification, and (iv) an opinion of counsel acceptable to Holder; and (b) such other agreements, documents and assurances as Holder may reasonably request in connection with the transactions described in or contemplated by the Loan Documents or as deemed necessary or desirable by Holder to perfect its security interest in any Collateral (defined below).

3.             Security. For valuable consideration and to secure the prompt payment and performance in full of all of the obligations under this Note, Maker grants to Holder and so pledges and assigns to Holder a first priority security interest in the following properties, assets and rights of Maker, wherever located, whether now owned or hereafter acquired or arising: (a) the outdoor advertising equipment and other equipment listed on Exhibit A, attached hereto (the “Specified Equipment”); (b) all faces and displays (whether static or multi-faced (mechanical or electronic)), accessions, attachments, enhancements, repairs, and accessories to any of the Specified Equipment, whether added now or later; (c) all proceeds of any of the Specified Equipment; (d) all advertising contracts, which shall include all rights which Maker has to receive money in the nature of rental, royalties, license, advertising or marketing fees, or in whatever manner designated or named for the use solely of the Specified Equipment by advertisers, whether now in existence or later created; and (e) any records and data relating to any of the foregoing, whether in the form of a writing, photograph, scan, or electronic media (the “Collateral”).

4.             Representations and Warranties. To induce Holder to accept this Note, Maker represents and warrants that (a) Maker is duly organized and validly existing in good standing under the laws of the State of Delaware, with full power and authority to make, deliver and perform this Note, (b) the execution, delivery and performance by Maker of this Note have been duly authorized and do not and will not violate or conflict with its organizational documents or, in any material respect, any law, rule, regulation or order binding on Maker or any agreement or instrument to which Maker is a party or which may be binding on Maker, (c) this Note has been duly executed by an authorized officer of Maker and constitutes a legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as may be limited by principles of equity, (d) no authorization, consent, approval, license or exemption from, or filing or registration with, any court or government or governmental agency is or will be necessary to the valid execution, delivery or performance by Maker of this Note, (e) the exact legal name of Maker is set forth in the introductory paragraph of this Note, and (f) the loan evidenced hereby constitutes a business loan under applicable law.

5.             Covenants. Until such time as all obligations hereunder have been paid in full, Maker hereby covenants and agrees with Holder that Maker shall (a) preserve and maintain its separate legal existence and all rights, franchises, licenses, permits, approvals and privileges of all governmental authorities and other persons necessary to the conduct of its business; (b) observe and remain in compliance with all of the terms and conditions of its organizational documents and all requirements of law, in each case, as necessary to the conduct of its business; (c) keep and maintain complete and accurate books and records of all Collateral in form and substance reasonably satisfactory to Holder; (d) give Holder prompt written notice of the commencement of, or the threat in writing by any person to commence, any action (including self-help) or proceeding for the purpose of enforcing or protecting any actual or alleged lien upon or security interest in any of the Collateral, and including any foreclosure, repossession, attachment, execution or other process regarding any of the Collateral; and (e) promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Holder may reasonably request, in order to perfect and protect the security interest granted or purported to be granted hereby or to enable Holder to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

2

6.             Events of Default. Each of the following events shall constitute an event of default (an “Event of Default”) hereunder: (a) Maker shall fail to make any payment of principal or interest hereunder on the date such payment is due; (b) Maker shall admit in writing its inability to pay its debts generally, or shall make any general assignment of the benefit of its creditors, or if any proceeding shall be instituted by or against Maker seeking to adjudicate it bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, protection, readjustment, relief or composition of it or its debts under any law or statute in any jurisdiction relating to bankruptcy, insolvency, receivership, or reorganization or relief of debtors, whether now or hereafter in effect, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Maker or for any substantial part of its property, or any procedure for the relief of financially distressed debtors; and (c) Maker shall be in default under any non-monetary obligations set forth herein and such default shall continue for a period that is thirty (30) days following the date of written notice of such default from Holder.

7.             Remedies upon Default. Holder shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time, including but not limited to the right to take possession of the Collateral via foreclosure. In addition, Holder shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Holder’s rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Holder to pursue any remedy will not constitute a waiver of its rights to pursue other remedies and an election to make expenditures or to take action to perform an obligation of Maker under this Agreement, after Maker’s failure to perform, shall not affect Holder’s right to declare a Default and exercise its remedies. In addition and without limitation, if an Event of Default shall have occurred and be continuing, Holder may exercise any one or more of the following rights and remedies:

(a)          in addition to the rights and remedies set forth elsewhere in this Note, at the election of Holder, in its discretion, all of the indebtedness evidenced hereby shall be immediately due and payable, and Holder may further exercise all rights and remedies available to Holder under this Note or under applicable law or at equity.

(b)          Holder may require Maker to: (i) deliver to Holder or its designee all or any portion of the Collateral; (ii) assign all of Maker’s rights, privileges, title, and interest to any and all city, county, state, federal, or other permits, tags, licenses, certificates, and any other documents, instruments, agreements, or rights necessary or desirable in order for Holder or its designee to continue to maintain and operate solely Specified Equipment or which are necessary or beneficial to the construction, maintenance, operation, relocation, or removal solely of Specified Equipment; (iii) assign all advertising contracts in whatever manner designated or named solely for the use of the Specified Equipment by advertisers, whether now in existence or later created; or (iv) assemble all paperwork and records relating to the Collateral and make it available to Holder at a place to be designated by Holder. Holder also shall have full power to enter upon the property of Maker to take possession of, operate, and remove the Collateral.

3

(c)           Holder shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Holder’s own name or in that of Maker. Holder may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is a type customarily sold on a recognized market, Holder will give Maker reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least fifteen (15) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including the expenses of retaking, holding, insuring, preparing for sale, and selling the Collateral, shall become a part of the obligations secured by this Note and shall be payable on demand, with interest at the Default Rate from date of expenditure until repaid.

(d)          Insofar as the proceeds of the Specified Equipment consists of Accounts, General Intangibles, Payment Intangibles, insurance policies, Instruments, Chattel Paper, choses in action, or similar property, Holder may demand, collect, receive, settle, compromise, adjust, sue for, foreclose, or realize on such Collateral as Holder may determine, whether or not any indebtedness then due. For these purposes, Holder may, on behalf of and in the name of Maker, receive, open, and dispose of mail addressed to Maker; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments, and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Holder may notify account debtors and obligors on any Collateral to make payments directly to Holder.

(e)           If Holder chooses to sell any or all of the Collateral, Holder may obtain a judgment against Maker for any deficiency remaining on the obligations due to Holder after application of all amounts received from the exercise of the rights provided in this Agreement. Maker shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or Chattel Paper.

With respect to any city, county, state, federal, or other permits, tags, licenses, certificates, and any other documents, instruments, agreements, or rights that does not relate solely to Specified Equipment, Maker does hereby grant to Holder a non-exclusive, royalty free license, solely to the extent such interests may be licensed or assigned, to use all of Maker’s rights, privileges, title, and interest to any and all city, county, state, federal, or other permits, tags, licenses, certificates, and any other documents, instruments, agreements, or rights necessary or desirable in order for Holder or its designee to continue to maintain and operate the Specified Equipment or which are necessary or beneficial to the construction, maintenance, operation, relocation, or removal of the Specified Equipment. Such license is given solely for use by Holder in connection with its exercise of its rights under this Section 7.

Each right, power, and remedy of Holder as provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Holder of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Holder of any or all such other rights, powers, or remedies. Notwithstanding the foregoing, the Maker and Holder agree that in the event that Holder exercises its right to foreclose for an Event of Default under Section 6(a), Holder will not seek the appointment of a receiver, as may be permitted under Alabama law. If any Event of Default (other than under Section 6(a)) occurs, Holder may, in its discretion, exercise all rights and remedies available to Holder under this Note (other than acceleration of this Note) or under applicable law or at equity.

4

8.             No Waiver by Holder. No delay, indulgence, departure, extension of time for payment, acceptance of a partial or past due installment or any other act or omission by Holder with respect to Maker shall: (a) release, discharge, modify, change or otherwise affect the original liability of Maker; (b) be construed as a novation or reinstatement of the indebtedness evidenced hereby, or be construed as a waiver of any right of acceleration or the right of Holder to insist upon strict compliance with the terms hereof; or (c) preclude Holder from exercising any right, privilege or power granted herein or by law or at equity. Maker hereby expressly waives the benefit of any statute or rule of law or equity, whether nor or hereafter provided, which would produce a result contrary to or in conflict with the foregoing. No right, power or remedy conferred upon or reserved to Holder herein is intended to be exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy given thereunder or now or hereafter existing.

9.             Waivers. Presentment for payment, demand, protest and notice of demand, protest, nonpayment, dishonor, acceleration and intent to accelerate and all other notices whatsoever are hereby waived by Maker, which further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by any applicable laws, both as to itself and in and to all of its property against the enforcement and collection of the obligations evidenced by this Note.

10.           Costs and Expenses. Maker shall pay on demand all costs, fees and expenses, including, without limitation, reasonable, out-of-pocket attorneys’ fees, actually incurred by Holder in connection with any enforcement action by Holder, whether by or through an attorney at law or in an action in a bankruptcy, insolvency or other judicial proceeding.

11.           Miscellaneous.

(a)           The rights and obligations of Maker and Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, administrators and transferees of the parties. Maker may not assign any of its rights or obligations hereunder without the prior written consent of Holder, such consent not to be unreasonably withheld, delayed or conditioned. Holder may not assign or transfer all or any of its rights or obligations under this Note without the prior written consent of Maker, such consent not to be unreasonably withheld, delayed or conditioned. Except as otherwise expressly provided in this Note, any provision of this Note may be modified or supplemented only by an instrument in writing signed by Maker and Holder. Any deviation from any provision of this Note may be waived or approved only by a written instrument signed by Holder and Maker.

(b)           This Note shall be governed by, and construed in accordance with, the laws of the State of Alabama, without giving effect to principles of conflict of laws that would cause the laws of another state to apply. Maker acknowledges and agrees that any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with this Note shall be brought only in a state court or federal court located in the State of Alabama, and Maker hereby consents to the jurisdiction of such courts in any such action, suit or proceeding and irrevocably waives, to the fullest extent possible under applicable law, any objection that it may now or hereafter have to the laying of venue in any such court that such action, suit or proceeding has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world.

5

(c)           All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

(d)          In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made by the Maker or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal. It is the express intent hereof that the undersigned not pay, and Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may legally be paid by the undersigned under applicable law.

(e)           In case this Note is collected by law, or through an attorney at law, all costs of collection, including attorneys’ fees, shall be paid by the Maker.

(f)            If any provision of this Note is, for any reason and to any extent, invalid or unenforceable, then the remaining provisions of this Note, and the application of the provision determined to be unenforceable to other circumstances, shall not, at the election of the party for whom the benefit of the unenforceable provision exists, be affected thereby, but instead shall be enforceable to the maximum extent permitted by applicable law.

(g)          TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF MAKER AND, BY ITS ACCEPTANCE HEREOF, HOLDER WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS NOTE.

(h)           Any notice, request, correspondence or other document required or permitted to be given or delivered to Holder or Maker shall be delivered or shall be sent by certified mail, postage prepaid, overnight delivery, or personal delivery to Holder at 225 County Road 1291, Cullman, AL 35058, attention Mitchell Hembree, and to Maker at 1521 Concord Pike, Suite 301, Wilmington, DE 19803, attention Ian Estus, or to such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 12(h).

12.           Electronic Signatures. For purposes of this Note, the displayed or printed image of a manually signed document (or signature page thereto) transmitted by any electronic means, including by facsimile machine or as a scanned attachment to e-mail, is to be treated as an original document, the signature of any person reproduced in the displayed or printed image, for purposes hereof, is to be considered as an original signature, and such image has the same binding effect as an original document bearing an original manual signature. At the request of any party hereto, any document so transmitted is to be re-executed in original form by the persons who executed the transmitted document.

[Signature page follows]

6

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by a duly authorized representative as of the day and year first above written.

“MAKER”:

STANDARD OUTDOOR SOUTHEAST I LLC

By:
Name:	Ian W. Estus
Title:	President

ACKNOWLEDGED, AGREED AND ACCEPTED

“HOLDER”:

QUALITY I/N SIGNS AND OUTDOOR ADVERTISING, LLC

By:
Name:
Title:

[Signature Page to Promissory Note and Security Agreement]

EXHIBIT A

COLLATERAL

See attached.

Exhibit B

Assignment and Assumption Agreement and Bill of Sale

3

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE

January 18, 2018

This ASSIGNMENT AND ASSUMPTION AGREEMENT AND BILL OF SALE (this “Agreement”) is made effective as of January 18, 2018, by and between Quality I/N Signs and Outdoor Advertising, LLC, an Alabama limited liability company (“Assignor”) and Standard Outdoor Southeast I LLC, a Delaware limited liability company (“Assignee”) (Assignor and Assignee being each a “Party” and collectively the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the APA (as defined below).

RECITALS

WHEREAS, this Agreement is being executed and delivered pursuant to the terms of that certain Asset Purchase Agreement, dated as of January 18, 2018, by and between Assignor, and Assignee (the “APA”);

WHEREAS, Assignor desires hereby to sell, grant, assign, transfer, deliver and convey to Assignee, and Assignee desires to receive and accept, all of Assignor’s right, title and interest in and to all of the Purchased Assets, but none of the Excluded Assets; and

WHEREAS, Assignee desires to assume and agrees to pay, discharge and perform, as applicable, in a timely manner and in accordance with the terms of the APA, the Assumed Liabilities, but not any other liabilities of Assignor, pursuant to and in accordance with the terms of and subject to the conditions set forth in the APA.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement and in the APA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.             Assignment. Assignor hereby sells, grants, assigns, transfers, delivers and conveys to Assignee, and Assignee hereby accepts, all of Assignor’s right, title and interest in and to the Purchased Assets, but none of the Excluded Assets, in each case on the terms of and subject to the conditions set forth in the APA.

2.             Assumption. Assignor hereby assigns to Assignee, and Assignee hereby expressly assumes and agrees to pay, discharge and perform, as applicable, the Assumed Liabilities, but not any other liabilities of Assignor, in each case on the terms of and subject to the conditions set forth in the APA.

3.             Further Assurances. In addition to this Agreement, Assignor, affiliates of Assignor and Assignee may enter into various other assignments, which documents will be filed of record, to the extent necessary, in the appropriate filing locations to provide notice of record of the assignments provided for in this Agreement. Assignor and Assignee mutually agree to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications or other documents as may be reasonably requested for the purpose of giving effect to, evidencing, or giving notice of the transactions evidenced by this Agreement.

4.             Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned or transferred (other than by operation of law), by any Party without the prior written consent of the other Party; provided, however, that either Party may assign any of its rights under this Agreement to any of its affiliates. Except as may be set forth in the APA, nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties and their respective successors and permitted assigns, any rights, benefits or obligations hereunder; provided, however, that in connection with any assignment, the assignor shall not be relieved of any liability under this Agreement.

5.             Modification and Waiver. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each Party to be bound thereby. No waiver of any of the provisions (or of any default thereof) of this Agreement shall be deemed or shall constitute a waiver of any other provision (or default) hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

6.             Counterparts. This Agreement may be executed in one or more counterparts, each of which, when executed and sent to the other Party, shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

7.             Governing Law; Jurisdiction and Venue; Disputes. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Alabama without giving effect to any choice or conflict of law provision or rule (whether of the State of Alabama or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware or State of Alabama in each case located in the city of Wilmington and county of New Castle County, or city of Cullman and county of Cullman County, and each of Assignor and Assignee irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of Assignor and Assignee acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

[Signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

ASSIGNOR:

QUALITY I/N SIGNS AND OUTDOOR ADVERTISING

By:
Name:
Title:

ASSIGNEE:

STANDARD OUTDOOR SOUTHEAST I LLC

By:
Name:	Ian W. Estus
Title:	President

[Signature Page to Assignment and Assumption Agreement and Bill of Sale]

Exhibit C

Assignment and Assumption of Lease

4

Execution Version

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”), is made as of the 18th day of January, 2018 by and between Quality I/N Signs and Outdoor Advertising, LLC, an Alabama limited liability company (“Assignor”), and Standard Outdoor Southeast I LLC, a Delaware limited liability company (“Assignee”) (Assignor and Assignee being each a “Party” and collectively the “Parties”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the APA (as defined below).

RECITALS:

A.           Assignor, as seller, and Assignee, as buyer, entered into that certain Asset Purchase Agreement (the “APA”) dated as of January 18, 2018, for the purchase and sale of certain real property, easements and improvements identified on Schedule 1 attached hereto (collectively, “Property”), as the same are particularly described in the APA. Concurrently herewith, Assignor is conveying to Assignee all of Assignor’s right, title, estate and interest in and to the Property.

B.             The Property is subject to the Leases (as hereinafter defined). In connection with the sale of the Property, Assignor desires to assign the Leases to Assignee and Assignee desires to accept and assume the Leases from Assignor upon the terms and conditions set forth in this Assignment.

NOW, THEREFORE, in consideration of the sale of the Property and the mutual covenants contained herein, the parties hereto agree as follows:

1.             Effective Date. Effective as of the date hereof (the “Effective Date”), Assignor hereby sells, transfers and assigns to Assignee, its successors and assigns, all of Assignor’s right, title, estate and interest in and to those certain Leases by and between Assignor, as landlord, and the lessees (“Lessees”) identified on the rent schedule which is attached hereto as Exhibit A and made a part hereof (collectively, “Leases”), together with all rents, issues and profits arising from the Leases and all security deposits and other deposits, if any, paid to Assignor by Lessees under the Leases and all interest accrued thereon, if any, as more particularly set forth on Exhibit A.

2.             Assumption. Assignee hereby accepts and assumes obligations related to, arising out of or connected with the Leases to the extent that the same were required to be performed on or after the Effective Date.

3.             Further Assurances. In addition to this Assignment, Assignor, affiliates of Assignor and Assignee may enter into various other assignments, which documents will be filed of record, to the extent necessary, in the appropriate filing locations to provide notice of record of the assignments provided for in this Assignment. Assignor and Assignee mutually agree to execute such further deeds, bills of sale, assignments, releases, assumptions, notifications or other documents as may be reasonably requested for the purpose of giving effect to, evidencing, or giving notice of the transactions evidenced by this Assignment.

4.             Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Assignment nor any of the rights, benefits or obligations hereunder shall be assigned or transferred (other than by operation of law), by any Party without the prior written consent of the other Party; provided, however, that either Party may assign any of its rights under this Assignment to any of its affiliates. Except as may be set forth in the APA, nothing in this Assignment, express or implied, is intended to confer upon any person other than the Parties and their respective successors and permitted assigns, any rights, benefits or obligations hereunder; provided, however, that in connection with any assignment, the assignor shall not be relieved of any liability under this Assignment.

5.             Modification and Waiver. No supplement, modification or waiver of this Assignment shall be binding unless executed in writing by each Party to be bound thereby. No waiver of any of the provisions (or of any default thereof) of this Assignment shall be deemed or shall constitute a waiver of any other provision (or default) hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

6.             Counterparts. This Assignment may be executed in one or more counterparts, each of which, when executed and sent to the other Party, shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Assignment by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

7.             Governing Law; Jurisdiction and Venue; Disputes. This Assignment shall be governed by and construed in accordance with the internal laws of the State of Alabama without giving effect to any choice or conflict of law provision or rule (whether of the State of Alabama or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Assignment or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware or State of Alabama in each case located in the city of Wilmington and county of New Castle County, or city of Cullman and county of Cullman County, and each of Assignor and Assignee irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of Assignor and Assignee acknowledges and agrees that any controversy which may arise under this Assignment is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Assignment or the transactions contemplated hereby.

[Signature page immediately follows.]

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first written above.

ASSIGNOR:

QUALITY I/N SIGNS AND OUTDOOR ADVERTISING, LLC

By:
Name:
Title:

ASSIGNEE:

STANDARD OUTDOOR SOUTHEAST I LLC

By:
Name:	Ian W. Estus
Title:	President

[Signature Page to Assignment and Assumption of Leases]

Schedule 1

Real Property Schedule

Exhibit A

Lease and Rent Schedule

5